UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

EXTRACT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55489 (Commission File Number)	81-3709511 (I.R.S. Employer Identification No.)

3952 Clairemont Mesa Blvd., Suite D-194
San Diego, California  92117
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (858) 945-8876

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 – Change in Control of Registrant.

On April 10, 2017, Maurice Masters, the Company’s President and CEO, completed a transaction with Golden Square Equity Partners Limited, which acquired 75,600,000 post-split shares of common stock (see Item 5.03 below), representing 66.4% ownership of the Company. Golden Square Equity Partners Limited paid $78,000.00 in cash.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 10, 2017, Mr. Maurice Masters resigned from his official positions as Director and CEO of the Company, and on the same day Mr. Daniel Masters resigned from his official positions as Director and CFO of the Company.

Also on April 10, 2017, the shareholders of the Corporation voted Mr. Peter E. Maddocks as Director, CEO, and CFO. Peter E. Maddocks, Director, CEO, and CFO, aged 61 is a British Citizen residing in Chatham Kent, England.

Peter E. Maddocks is a Chartered Accountant who worked for KPMG before he entered the banking world as a financial controller with Citi Bank, ANZ, Abbey National and Grindlays, He spent several years in senior financial controllers position with Citi Bank Private Banking in London, as financial controller of Citi Bank Italy and South East Europe, based in Rome and with Citi Bank Venture Capitals emerging markets group.

Over the past fifteen years Mr. Maddocks has held directorships in several private and public companies traded in the USA and has served as Chief Executive officer of a London Stock Exchange “Alternative Investment Market” Listed Company in the Mining and Oil and Gas sectors. Since 2005 or over the past twelve years he has been a President and Chief Executive Officer of a Company engaged in ownership of a Natural Gas project in New Mexico. Since July 28th 2014 to present date he has been Chairman of London Mining Finance Limited, a privately held company engaged in financing mining ventures. He currently serves as Chairman of Golden Square Equity Partners Limited.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2017 the Company amended its Certificate of Incorporation with the Secretary of State of Delaware, changing its name from Pacific Media Group Enterprises Inc. to Extract Pharmaceuticals Inc. and changing the number of authorized common shares from 100,000,000 to 300,000,000. As amended, the First and Fourth Articles of the Company’s Certificate of Incorporation now read as follows:

FIRST:  The name of this corporation shall be:    Extract Pharmaceuticals Inc.

FOURTH:  The corporation shall have the authority to issue three hundred million shares of common stock with a par value of $0.0001 and twenty million shares of preferred stock with a par value of $0.0001. The preferred stock may be issued in series, each of which may have such voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated in the resolutions providing for the issue of such stock adopted by the board of directors pursuant to authority expressly vested in it by this provision of its certificate of incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Peter E. Maddocks

Peter E. Maddocks

CEO and Director

Date:      April 12, 2017